Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SUSA REGISTERED FUND, L.L.C.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2013, AT 11:41 O'CLOCK A.M.

____________________________
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0915691

DATE: 11-21-13

5436355 8100

131334488

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations

Delivered 11:51 AM 11/21/2013

FILED 11:41 AM 11/21/2013

SRV 131334488 - 5436355 FILE

CERTIFICATE OF FORMATION

OF

SUSA REGISTERED FUND, L.L.C.

The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

FIRST: The name of the limited liability company is Susa Registered Fund, L.L.C.

SECOND: The address of the limited liability company's registered office in the state of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this
21st day of November, 2013.

/s/ Graeme White
Name:	Graeme White
Title:	Authorized Person